                                                     Registration No. 333-61875


                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                        ------------------------------
                        Post Effective Amendment No. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        ------------------------------

                         THE COLONIAL BANCGROUP, INC.

            (Exact name of Registrant as specified in its charter)

        Delaware                           6711                               63-0661573
(State of Incorporation)       (Primary Standard Industrial       (I.R.S. Employer Identification No.)
                                Classification Code Number)


     One Commerce Street, Suite 800                             (334) 240-5000
        Montgomery, Alabama 36104                               (Telephone No.)
 (Address of principal executive offices)

                        ------------------------------

                               William A. McCrary
                                   Secretary
                              Post Office Box 1108
                           Montgomery, Alabama 36101
                    (Name and address of agent for service)

                                   Copies to:

                               Willard H. Henson
                        Miller, Hamilton, Snider & Odom
                         One Commerce Street, Suite 305
                           Montgomery, Alabama 36104

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

         The Colonial BancGroup, Inc. ("BancGroup") registered 2,240,549 shares of its Common Stock on Form S-4, registration no. 333-61875, pursuant to the acquisition of InterWest Bancorp, a Nevada corporation. Such registration was declared effective on August 26, 1998.

         A total of 1,748,338 shares were issued in the merger on October 14, 1998. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 492,211 shares from registration, which represents the number of shares registered less the number of shares issued in the merger.

                                   SIGNATURE


         Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 9th day of January, 2001.

                          THE COLONIAL BANCGROUP, INC.

                          By:  /s/ W. Flake Oakley, IV
                               -----------------------
                               W. Flake Oakley, IV
                               Chief Financial Officer and
                               Duly authorized agent for
                               service